Exhibit 99.1

                 Washington Trust Announces Earnings

    WESTERLY, R.I.--(BUSINESS WIRE)--Oct. 16, 2003--Washington Trust Bancorp, Inc. (NASDAQ: WASH), parent company of The Washington Trust Company, today reported net income of $4.7 million for the three months ended September 30, 2003, up 5 percent from the $4.5 million reported for the third quarter of 2002. The Corporation earned 35 cents per share on a diluted basis for the three months ended September 30, 2003, compared to 34 cents per diluted share for the third quarter of 2002. The return on average assets and return on average equity for the three months ended September 30, 2003 were 1.02% and 14.30%, compared to 1.09% and 14.47%, respectively, for the three months ended September 30, 2002.
    "Our third quarter earnings reflect the strength of our balance sheet," stated John C. Warren, Washington Trust's Chairman and Chief Executive Officer. "We continue to grow our core deposit base and build a diversified loan portfolio, while maintaining excellent asset quality. We refinanced a record number of mortgages year-to-date, however, recent interest rate increases have slowed refinancing activity significantly. Demand for our home equity line of credit remains strong."
    Warren also announced that two new directors have joined the boards of Washington Trust Bancorp, Inc. and The Washington Trust
Company: Barry G. Hittner, of Counsel with the Providence, RI law firm of Cameron & Mittleman LLP; and Kathleen McKeough, Senior Vice President of Human Resources with GTECH Holdings Corporation. Warren commented, "Both Barry and Kathleen bring a wealth of talent and professional experience to Washington Trust and we're proud to have them as part of our team."
    Net income for the nine months ended September 30, 2003 amounted to $14.1 million, up 15 percent from the $12.3 million reported for the same period in 2002. On a diluted earnings per share basis, the Corporation earned $1.05 for the nine months ended September 30, 2003, up 9 percent from the 96 cents earned for the same period in 2002. Excluding the 2003 debt prepayment penalties of $649 thousand after tax (5 cents per diluted share) and the 2002 acquisition related charges of $417 thousand after tax (3 cents per diluted share) reported previously, earnings for the nine months ended September 30, 2003 were $14.7 million, or $1.10 per diluted share, as compared to $12.7 million, or 99 cents per diluted share, for the corresponding period in 2002.
    The Corporation's rates of return on average assets and equity for the nine months ended September 30, 2003 were 1.03% and 14.14%, respectively. Comparable amounts for 2002 were 1.08% and 14.33%.
    Net interest income for the third quarter of 2003 amounted to $11.7 million, compared to the $11.9 million earned in the third quarter of 2002. The decrease is attributable to a narrowed net interest margin, which declined from 3.16% in the third quarter of 2002 to 2.75% in the same period of 2003. The most significant reason for the net interest margin decline is the low level of market interest rates experienced in 2003, which has resulted in a high level of refinancing activity in mortgage loans and commercial loans as well as prepayments of mortgage-backed securities. Net interest income for the nine months ended September 30, 2003 amounted to $35.9 million, up 9 percent from the $32.9 million reported for the corresponding 2002 period. The year to date increase in net interest income was due to earning asset growth including assets acquired through the April 2002 acquisition of First Financial Corp. The net interest margin for the nine months ended September 30, 2003 amounted to 2.89%, down 29 basis points from the 3.18% reported for the same period a year ago. The net interest margin reflects a decline in yields on loans and securities offset somewhat by lower funding costs of interest-bearing deposits and Federal Home Loan Bank advances.
    Noninterest income, excluding net realized gains on securities, totaled $7.4 million for the quarter ended September 30, 2003, up 22 percent from the $6.1 million reported for the third quarter of 2002. For the nine months ended September 30, 2003, noninterest income amounted to $20.2 million, an increase of 23 percent from the comparable 2002 amount of $16.4 million.
    The growth in noninterest income was attributable to increases in gains on loan sales and service charges on deposits. For the first nine months of 2003, gains on loan sales amounted to $4.1 million, an increase of $2.5 million, or 167 percent, from the same period in 2002. As a result of the decline in interest rates during most of 2003, the Corporation experienced heavy residential mortgage activity, predominantly refinancing, which increased the amount of loans sold into the secondary market. The Corporation has recently experienced a decline in the level of residential mortgage origination activity and expects to realize a lower level of gains on loan sales in the fourth quarter of 2003. For the nine months ended September 30, 2003, service charges on deposit accounts amounted to $3.7 million, up $902 thousand, or 32 percent, from the corresponding period in 2002. Revenue from trust and investment management services continues to be the largest component of noninterest income. Trust and investment management income, which is closely tied to the performance of the financial markets, totaled $8.0 million for the nine months ended September 30, 2003, up $269 thousand, or 3 percent, from the corresponding period in 2002. Trust and investment assets under administration amounted to $1.618 billion at September 30, 2003, compared to $1.524 billion at December 31, 2002.
    For the third quarter of 2003, noninterest expenses totaled $12.2 million, up $861 thousand from the amount of noninterest expenses reported for third quarter of 2002. For the nine months ended September 30, 2003, noninterest expenses amounted to $35.1 million, up $3.7 million from the comparable 2002 amount (excluding the 2003 debt prepayment penalties and 2002 acquisition related charges) primarily due to normal growth and higher operating costs resulting from the acquisition of First Financial Corp. Salaries and benefits, the largest component of total noninterest expense, amounted to $20.1 million for the nine months ended September 30, 2003, compared to the $17.6 million reported for the first nine months of 2002.
    In the first nine months of 2003, total loans increased $123.2 million to $918.4 million at September 30, 2003. Total residential real estate loans amounted to $372.1 million at September 30, 2003, up $91.2 million, or 32 percent, from the balance at December 31, 2002. The Corporation purchased a total of $104.5 million of mainly fixed rate residential mortgages from other financial institutions. The purchases of loans were funded with Federal Home Loan advances and brokered certificates of deposit. Consumer loans increased $18.7 million, or 14 percent, from the balance at December 31, 2002, primarily due to growth in home equity lines. Commercial loans increased $13.3 million, or 3 percent, to $395.5 million at September 30, 2003.
    Total securities were $844.5 million at September 30, 2003, up $48.7 million from the December 31, 2002 balance. The increase in securities was primarily due to purchases of mortgage-backed securities, U.S. government agency securities and corporate bonds.
    Total deposits at September 30, 2003 amounted to $1.185 billion, up $74.4 million, or 7 percent, from the December 31, 2002 balance of $1.110 billion. Demand deposits rose $39.4 million, or 25 percent, in the first nine months of 2003 and totaled $197.0 million at September 30, 2003. Savings deposits increased $21.0 million from December 31, 2002 and amounted to $492.3 million at September 30, 2003. Time deposits amounted to $495.6 million at September 30, 2003, up $14.0 million from the December 31, 2002 balance of $481.6 million primarily due to increases in brokered certificates of deposit. Total brokered certificates of deposit amounted to $106.7 million at September 30, 2003, compared to $56.5 million at December 31, 2002. In the nine months ended September 30, 2003, Federal Home Loan Bank advances increased $110.6 million to $590.7 million at September 30, 2003.
    Asset quality continues to be strong, as measured by the level of nonperforming assets. Nonaccrual loans as a percentage of total loans at September 30, 2003 were .36%, compared to .53% at December 31, 2002. Similarly, nonperforming assets (nonaccrual loans and property acquired through foreclosure) as a percent of total assets at September 30, 2003 amounted to .17%, as compared to .24% at December 31, 2002. The Corporation's allowance for loan losses amounted to $15.8 million at September 30, 2003, compared to $15.5 million at December 31, 2002.
    Total shareholders' equity amounted to $136.0 million at September 30, 2003, up from $128.7 million at December 31, 2002. Book value per share as of September 30, 2003 and December 31, 2002 amounted to $10.34 and $9.87, respectively.
    Washington Trust Bancorp, Inc. Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer will host a conference call on Friday, October 17, at 8:30 a.m. (Eastern Daylight
Time) to discuss the Corporation's third quarter earnings. Access to the call is available in a listen-only mode on Washington Trust's web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same section of the web site shortly after conclusion of the call.
    Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.
    Note: This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in its analysis of the Corporation's performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of acquisitions and costs related to the integration of merged entities. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature. Because these items and their impact on the Corporation's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Corporation's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Corporations. A quantitative reconciliation of the differences between the non-GAAP financial information discussed herein and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the Financial Summary statements attached to this press release.

    This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in the size and nature of the Corporation's competition, changes in loan default and charge-off rates and changes in the assumptions used in making such forward-looking statements.

             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                               THREE MONTHS ENDED
(Dollars and shares in thousands,         SEP. 30,  SEP. 30,  JUN. 30,
 except per share amounts)                  2003      2002      2003

OPERATING RESULTS

Net interest income                       $11,727   $11,938   $12,282
Provision for loan losses                     100       100       160
Net realized (losses) gains
 on securities                                  -       (52)      400
Other noninterest income                    7,447     6,081     6,955
Noninterest expenses                       12,190    11,329    12,848
Income tax expense                          2,144     2,027     2,055
Net income                                  4,740     4,511     4,574

PER SHARE

Basic earnings                              $0.36     $0.35     $0.35
Diluted earnings                            $0.35     $0.34     $0.34
Dividends declared                          $0.16     $0.14     $0.15

SHARES OUTSTANDING

Weighted Average:      Basic             13,133.8  13,032.9  13,089.4
                       Diluted           13,486.8  13,254.3  13,304.9

AVERAGE BALANCE SHEET

Federal funds sold and other
 short-term investments                   $18,451   $16,065   $15,447
Taxable debt securities                   787,056   705,165   784,166
Nontaxable debt securities                 15,964    19,557    16,137
Corporate stocks and Federal Home
 Loan Bank stock                           51,859    43,888    51,795

Loans:                  Commercial        393,224   375,379   395,967
                        Residential       315,193   247,364   296,484
                        Consumer          146,834   124,951   137,929

                        Total loans       855,251   747,694   830,380

Earning assets                          1,728,581 1,532,369 1,697,925
Total assets                            1,850,939 1,649,761 1,819,463

Deposits:               Demand            193,908   168,209   166,156
                        Savings           491,690   446,075   472,358
                        Time              477,485   479,570   479,266

                        Total deposits  1,163,083 1,093,854 1,117,780

Federal Home Loan Bank advances           537,486   412,367   549,161
Shareholders' equity                      132,559   124,741   134,814

KEY RATIOS

Return on average assets                     1.02%     1.09%     1.01%
Return on average equity                    14.30%    14.47%    13.57%
Interest rate spread (taxable equivalent
 basis)                                      2.45%     2.76%     2.67%
Net interest margin (taxable equivalent
 basis)                                      2.75%     3.16%     2.96%

ALLOWANCE FOR LOAN LOSSES

Balance at beginning of period            $15,742   $15,466   $15,495
Allowance on acquired loans                     -         -         -
Provision charged to earnings                 100       100       160
Net (charge-offs) recoveries                  (29)       94        87

Balance at end of period                  $15,813   $15,660   $15,742


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY
                                                 THREE MONTHS ENDED
(Dollars and shares in thousands,           SEP. 30, SEP. 30, JUN. 30,
 except per share amounts)                      2003    2002    2003

EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS

(Non GAAP Financial Information):
Noninterest expenses (1)                      $12,190 $11,329 $11,907
Return on average assets (2)                     1.02%   1.09%   1.15%
Return on average equity (2)                    14.30%  14.47%  15.50%

Reconciliation Table -
 Non GAAP Financial Information

Net income, including special items            $4,740  $4,511  $4,574
Add back special items, net of tax:
  Debt prepayment penalties                         -       -     649
  Acquisition costs                                 -       -       -
Net income, excluding special items            $4,740  $4,511  $5,223

Basic earnings per share                        $0.36   $0.35   $0.35
Effects of special items, net of tax                -       -    0.05
Basic earnings per share, excluding special
 items                                          $0.36   $0.35   $0.40

Diluted earnings per share                      $0.35   $0.34   $0.34
Effects of special items, net of tax                -       -    0.05
Diluted earnings per share, excluding special
 items                                          $0.35   $0.34   $0.39

Return on average assets                         1.02%   1.09%   1.01%
Effects of special items, net of tax                -       -    0.14%
Return on average assets, excluding special
 items                                           1.02%   1.09%   1.15%

Return on average equity                        14.30%  14.47%  13.57%
Effects of special items, net of tax                -       -    1.93%
Return on average equity, excluding special
 items                                          14.30%  14.47%  15.50%


(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax) and second quarter 2002 First Financial Corp. acquisition costs of $605 thousand (pretax).
(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes and second quarter 2002 First Financial Corp. acquisition costs of $417 thousand after income taxes.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY
                                                    NINE MONTHS ENDED
(Dollars and shares in thousands,                   SEP. 30,  SEP. 30,
 except per share amounts)                            2003      2002

OPERATING RESULTS

Net interest income                                 $35,938   $32,943
Provision for loan losses                               360       300
Net realized gains on securities                        630       620
Other noninterest income                             20,205    16,422
Noninterest expenses                                 36,016    31,967
Income tax expense                                    6,333     5,439
Net income                                           14,064    12,279

PER SHARE

Basic earnings                                        $1.07     $0.97
Diluted earnings                                      $1.05     $0.96
Dividends declared                                    $0.46     $0.42

SHARES OUTSTANDING

Weighted Average:      Basic                       13,094.5  12,635.9
                       Diluted                     13,341.8  12,833.7

AVERAGE BALANCE SHEET

Federal funds sold and other short-term
 investments                                        $16,293   $14,188
Taxable debt securities                             778,815   654,018
Nontaxable debt securities                           16,515    19,790
Corporate stocks and Federal Home Loan Bank stock    50,573    43,214

Loans:                           Commercial         392,926   328,408
                                 Residential        301,402   240,858
                                 Consumer           139,321   117,905

                                 Total loans        833,649   687,171

Earning assets                                    1,695,845 1,418,381
Total assets                                      1,816,512 1,521,242

Deposits:                       Demand              172,141   144,965
                                Savings             474,725   377,464
                                Time                479,490   443,690

                                Total deposits    1,126,356   966,119

Federal Home Loan Bank advances                     539,799   424,828
Shareholders' equity                                132,634   114,216

KEY RATIOS

Return on average assets                               1.03%     1.08%
Return on average equity                              14.14%    14.33%
Interest rate spread (taxable equivalent basis)        2.59%     2.76%
Net interest margin (taxable equivalent basis)         2.89%     3.18%

ALLOWANCE FOR LOAN LOSSES

Balance at beginning of period                      $15,487   $13,593
Allowance on acquired loans                               -     1,829
Provision charged to earnings                           360       300
Net (charge-offs) recoveries                            (34)      (62)

Balance at end of period                            $15,813   $15,660


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY
                                                     NINE MONTHS ENDED
(Dollars and shares in thousands,                    SEP. 30, SEP. 30,
 except per share amounts)                              2003    2002

EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS

(Non GAAP Financial Information):
Noninterest expenses (1)                              $35,075 $31,362
Return on average assets (2)                             1.08%   1.11%
Return on average equity (2)                            14.79%  14.82%

Reconciliation Table -
 Non GAAP Financial Information

Net income, including special items                   $14,064 $12,279
Add back special items, net of tax:
  Debt prepayment penalties                               649       -
  Acquisition costs                                         -     417
Net income, excluding special items                   $14,713 $12,696

Basic earnings per share                                $1.07   $0.97
Effects of special items, net of tax                     0.05    0.03
Basic earnings per share, excluding special items       $1.12   $1.00

Diluted earnings per share                              $1.05   $0.96
Effects of special items, net of tax                     0.05    0.03
Diluted earnings per share, excluding special items     $1.10   $0.99

Return on average assets                                 1.03%   1.08%
Effects of special items, net of tax                     0.05%   0.03%
Return on average assets, excluding special items        1.08%   1.11%

Return on average equity                                14.14%  14.33%
Effects of special items, net of tax                     0.65%   0.49%
Return on average equity, excluding special items       14.79%  14.82%


(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax) and second quarter 2002 First Financial Corp. acquisition costs of $605 thousand (pretax).
(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes and second quarter 2002 First Financial Corp. acquisition costs of $417 thousand after income taxes.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

(Dollars and shares in thousands,     SEP. 30,   SEP. 30,   DEC. 31,
 except per share amounts)              2003       2002       2002

PERIOD END BALANCE SHEET

Assets                              $1,931,190 $1,684,582 $1,745,661
Total securities                       844,490    775,255    795,833

Loans:                   Commercial    395,511    379,061    382,169
                         Residential   372,105    248,178    280,886
                         Consumer      150,739    129,739    132,071

                         Total loans   918,355    756,978    795,126

Deposits:                Demand        196,952    175,245    157,539
                         Savings       492,322    454,437    471,354
                         Time          495,594    479,743    481,600

                         Total
                          deposits   1,184,868  1,109,425  1,110,493

Federal Home Loan Bank advances        590,675    425,725    480,080
Shareholders' equity                   136,006    125,335    128,721

CAPITAL RATIOS

Tier 1 risk-based capital                10.00%     10.20%     10.13%
Total risk-based capital                 11.49%     11.58%     11.55%
Tier 1 leverage ratio                     5.72%      5.68%      5.63%


SHARE INFORMATION

Shares outstanding at end of period   13,153.7   13,035.0   13,042.4
Book value per share                    $10.34      $9.62      $9.87
Tangible book value per share            $8.46      $7.64      $7.93
Market value per share                  $24.01     $19.74     $19.53

CREDIT QUALITY

Nonaccrual loans                        $3,345     $4,292     $4,177
Other real estate owned, net                23         12         86
Nonperforming assets to total assets      0.17%      0.26%      0.24%
Nonaccrual loans to total loans           0.36%      0.57%      0.53%
Allowance for loan losses to
 nonaccrual loans                       472.74%    364.86%    370.78%
Allowance for loan losses to
 total loans                              1.72%      2.07%      1.95%

ASSETS UNDER MANAGEMENT

Market value                        $1,618,239 $1,548,975 $1,524,126



             Washington Trust Bancorp, Inc. and Subsidiary
                      CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
                                                (Unaudited)
                                                 Sept. 30,   Dec. 31,
                                                    2003       2002
Assets:

Cash and due from banks                            $42,858    $39,298
Federal funds sold and other short-term
 investments                                        12,600     11,750
Mortgage loans held for sale                         5,740      4,566
Securities:
 Available for sale, at fair value                 658,732    553,556
 Held to maturity, at cost; fair value $190,429
   in 2003 and $250,446 in 2002                    185,758    242,277

 Total securities                                  844,490    795,833

Federal Home Loan Bank stock, at cost               29,628     24,582

Loans                                              918,355    795,126
Less allowance for loan losses                      15,813     15,487

 Net loans                                         902,542    779,639

Premises and equipment, net                         25,145     24,415
Accrued interest receivable                          7,969      7,773
Goodwill and other intangibles                      24,724     25,260
Other assets                                        35,494     32,545

 Total assets                                   $1,931,190 $1,745,661

Liabilities:

Deposits:
 Demand                                           $196,952   $157,539
 Savings                                           492,322    471,354
 Time                                              495,594    481,600

 Total deposits                                  1,184,868  1,110,493

Dividends payable                                    2,105      1,825
Federal Home Loan Bank advances                    590,675    480,080
Other borrowings                                     1,859      9,183
Accrued expenses and other liabilities              15,677     15,359

 Total liabilities                               1,795,184  1,616,940

Shareholders' Equity:

Common stock of $.0625 par value; authorized 30
 million shares;
 issued 13,159,959 shares in 2003 and 13,086,795
  shares in 2002                                       822        818
Paid-in capital                                     29,495     28,767
Retained earnings                                   98,745     90,717
Unamortized employee restricted stock                  (28)       (24)
Accumulated other comprehensive income               7,095      9,294
Treasury stock, at cost; 6,281 shares in 2003
 and 44,361 in 2002                                   (123)      (851)

 Total shareholders' equity                        136,006    128,721

 Total liabilities and shareholders' equity     $1,931,190 $1,745,661


             Washington Trust Bancorp, Inc. and Subsidiary
                   CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands,
 except per share amounts)
                                               (Unaudited)
                                     Three Months       Nine Months
Periods ended September 30,          2003    2002      2003     2002

Interest income:
 Interest and fees on loans        $12,568  $12,958  $38,067  $36,762
 Interest on securities              7,592    9,342   24,480   26,837
 Dividends on corporate stock and
  Federal Home Loan Bank stock         528      500    1,546    1,480
 Interest on federal funds sold
  and other short-term investments      35       63      111      171

 Total interest income              20,723   22,863   64,204   65,250
Interest expense:
 Savings deposits                      724    1,773    2,554    3,926
 Time deposits                       3,740    4,161   11,473   12,624
 Federal Home Loan Bank advances     4,514    4,963   14,184   15,692
 Other                                  18       28       55       65

 Total interest expense              8,996   10,925   28,266   32,307

Net interest income                 11,727   11,938   35,938   32,943
Provision for loan losses              100      100      360      300

Net interest income after
 provision for loan losses          11,627   11,838   35,578   32,643

Noninterest income:
 Trust and investment management 2,692 2,468 7,969 7,700 Service charges on deposit
  accounts                           1,242      986    3,690    2,788
 Net gains on loan sales             1,383      608    4,062    1,522
 Merchant processing fees            1,412    1,221    2,731    2,443
 Income from bank-owned life
  insurance                            298      291      845      864
 Net realized (losses) gains on
  securities                             -      (52)     630      620
 Other income                          420      507      908    1,105

 Total noninterest income            7,447    6,029   20,835   17,042

Noninterest expense:
 Salaries and employee benefits      6,974    6,047   20,127   17,630
 Net occupancy                         671      675    2,169    1,970
 Equipment                             830      887    2,504    2,470
 Merchant processing costs           1,139      965    2,184    1,936
 Legal, audit and professional
  fees                                 394      815      990    1,209
 Advertising and promotion             261      271    1,073      947
 Outsourced services                   328      244    1,024      772
 Debt prepayment penalties               -        -      941        -
 Amortization of intangibles           180      220      539      441
 Acquisition related expenses            -        -        -      605
 Other                               1,413    1,205    4,465    3,987

 Total noninterest expense          12,190   11,329   36,016   31,967

Income before income taxes           6,884    6,538   20,397   17,718
Income tax expense                   2,144    2,027    6,333    5,439

 Net income                         $4,740   $4,511  $14,064  $12,279

Weighted average shares
 outstanding - basic              13,133.8 13,032.9 13,094.5 12,635.9
Weighted average shares
 outstanding - diluted            13,486.8 13,254.3 13,341.8 12,833.7
Per share information:
 Basic earnings per share             $.36     $.35    $1.07     $.97
 Diluted earnings per share           $.35     $.34    $1.05     $.96
 Cash dividends declared per share    $.16     $.14     $.46     $.42

    CONTACT: Washington Trust Bancorp, Inc.
             Elizabeth B. Eckel, 401/348-1309
             ebeckel@washtrust.com